UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 11, 2006

Symbol Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-9802	112308681
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Symbol Plaza, Holtsville, New York		11742
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(631) 738-2400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On May 12, 2006, Symbol Technologies, Inc. (the "Company") and its wholly owned subsidiary, Telxon Corporation ("Telxon"), announced that on May 11, 2006, the Summit County Court of Common Pleas in Ohio issued an order to release approximately $52.6 million, representing the security deposit, plus interest, that was held by the Summit County Clerk in order for the Company and Telxon to pursue the successful appeal in the previously disclosed case titled Telxon v. Smart Media of Delaware, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symbol Technologies, Inc.

May 17, 2006	By:	Michael C. Miller

Name: Michael C. Miller
Title: Acting Secretary